Exhibit 10.8



                                     Form OF

                          MANAGEMENT SERVICE AGREEMENT


This AGREEMENT is by and between DIRECT DENTAL SERVICES, INC. (DDS, INC.), A Florida corporation whose mailing address is P.O. Box 562091, Miami, Florida 33256-2091, and Dr. _____________ (DENTIST), whose office is located at
_________________________________________________.

     1.  CONSIDERATION.  The  consideration  for this  Agreement  is the  mutual
promises   and   covenants   contained   herein  and  other  good  and  valuable
consideration acknowledged to have been given and received by each party.

     2. PURPOSE. In accordance with the terms of this Agreement, DDS, Inc. shall provide certain management/marketing services to DENTIST and DENTIST shall provide scheduled fee dental care to persons covered under group dental plans managed by DDS, hereafter referred to as "patients".

     3. MANAGEMENT/MARKETING SERVICES. In exchange for DENTIST's agreement to provide scheduled fee dental care, and payment of annual management fee specified at Paragraph 4, DDS shall proved the following management services:

     a. Advertising and promote DENTIST's name, address, and dental specialty to group dental plan members.
     b.   Publish the negotiated fee schedule for group plan members.
     c.   Maintain patient eligibility lists.
     d.   Maintain copies of insurance payment records as provided by DENTIST
     e. Provide statistical analysis as to type of services performed, fees collected and other related information.
     f.   Mediate disputes between group plan, patients, and DENTISTS

As a further part of its management duties, DDS shall periodically survey patients concerning DENTIST's practice as it relates to courtesy, availability and convenience of appointments and satisfaction with dental care.

     4. MANAGEMENT FEE. DENTIST shall pay DDS, upon execution of this Agreement, an annual fee of $____________.

     5. EXCLUSIVITY OF AREA. DENTIST shall be the sole (type of practice) dental care provider for persons managed under the Direct Dental Services/CWA group dental plans in the area of CITY, STATE zip codes _____, _____, _____, _____, _____ & _____.

     6. DENTAL SERVICES. DENTIST shall provide dental care within his dental specialty to all persons in the CWA managed by DDS. In the other groups to be managed in the future by DDS will be offered to DENTIST and DENTIST shall have the right of first refusal to provide dental care to those newly acquired group at a fee to be decided. DENTIST agrees to use his best efforts in the treatment of patients. This dental care shall be no less than the dental care provided by DENTIST to any other patient under his care.




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     7. PAYMENT.  As full payment for the dental care to be provided  under this
Agreement, DENTIST agrees to accept the payment specified for each service or procedure as established by each group dental plan.

     8. AVAILABILITY. DENTIST shall maintain an office in the area described in Paragraph 5 and shall be available for diagnosis and treatment of patients during his customary business hours of the local dental community. DENTIST shall maintain 24-hour telephone service to handle emergency calls. DENTIST agrees to treat emergency patients or refer those patients to another dentist within 24 hours of his being informed of an emergency situation.

     9. BILLING. Dentist shall direct bill the administrator of the patient's group plan, with a copy of the billing to DDS if DDS so requests. Payment to the DENTIST shall be made by the plan administrator. DENTIST agrees to provide DDS records of all payments and received on a quarterly basis if DDS so requests. In the event DENTIST is not paid within forty-five (45) days of billing, he shall promptly inform DDS.

     10. PROGRAM ELIGIBILITY. In the event DENTIST is unable to verify that a person is a group plan member, he shall immediately submit that person's name and/or union affiliation to DDS for verification.

     11. PATIENT RECORDS. At the initial examination of a patient, DENTIST shall obtain from the patient written authorization to provide DDS with copies of the patient's complete dental records if the same are requested by DDS. DDS agrees that copies of patient records obtained by it shall remain property of person, group, governmental authority or otherwise, without the express written consent of DENTIST.

     12. QUALITY ASSESSMENT. DENTIST recognizes that the quality of dental care provided to patients shall not fall below the acceptable standard of care within the dental community. In order to insure this standard of care, DENTIST agrees that a dental practitioner hired by DDS as its consultant may examine the DENTIST's facility, patient records (DDS members only) and internal audit procedures periodically as deemed necessary by DDS. The results of any such inspection shall not be divulged to any source whatsoever without DENTIST's express written consent.

     13. MALPRACTICE INSURANCE. For so long as this Agreement and any extensions thereto are in force, DENTIST agrees to carry malpractice liability insurance in the amount of not less than $250,000.00 per claim. Upon execution of this Agreement, DENTIST shall exhibit proof of this insurance to DDS. DENTIST agrees to hold harmless DDS from any claim which may be made against DDS for malpractice by DENTIST, and shall pay attorney's fees and/or costs incurred by DDS in defending such claim or claims and in seeking to enforce this hold harmless agreement.

     14. TERM AND TERMINATION. The term of the Agreement shall begin on the date of execution and shall be effective for one (1) year, whereupon the Agreement will be automatically extended from year to year unless terminated by either party with at least ninety (90) days written notice. Upon termination, the rights of each party hereunder shall cease, provided, however, that such action



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shall not release the Practice  from its  obligations  to complete  treatment of
Enrollees then receiving treatment. Notwithstanding the foregoing, DDS, Inc. shall have the right to terminate this Agreement immediately for Certain Cause or for any reason which, in the sole opinion of DDS, is just cause for termination of the Agreement, including, but not limited to, any violation whatsoever of the Standards of Care or a finding against the Practice by DDS, INC. For the purposes of this Section, "Certain Cause" shall include, but not be limited by fraud, patient abuse, incompetence or loss of licensure status of the Practice or any Participating Provider of the Practice.

     15. NON-ASSIGNABILITY. This Agreement, or any of the obligations contained herein, may not be assigned or transferred by either party without the prior written consent of the other party.

     16. DURATION OF AGREEMENT. This Agreement is for a period of one (1) year from the date of execution. It may be renewed by DENTIST by sending written notice of intent to renew and payment of the annual membership fee no less than sixty (60) days prior to the date of expiration.

     17. WORK IN PROGRESS. In the event this Agreement is terminated, if requested by DDS, DENTIST shall complete all work in progress at the agreed scheduled fees.

     18. ATTORNEY'S FEES. In the event either party brings suit to enforce the terms of this Agreement, the prevailing party shall be entitled to reimbursement of attorney's fees and suit money at trial and appellate levels.

     19. GOVERNING LAW. Any suit must be adjudicated in the State of Florida. The laws of the State of Florida shall govern the interpretation of the terms of this Agreement. Jurisdiction; Venue; Inconvenient Forum: Jury Trial, action or proceeding with respect to this agreement, or any judgment entered by any court in respect to this agreement shall be brought in U.S. District court for the southern district of Florida in Miami-Dade County, and the parties accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the parties knowingly, intentionally and irrevocably waive, to the fullest extent permitted by law, any objection which they may now or later have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement, or any judgment entered by any court brought in the State of Florida, and further knowingly, intentionally and irrevocably waive any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum. Each party waives all rights to any trial by jury in all litigation relating or arising out of this agreement.

     20. ENTIRE CONTRACT. This written Agreement covers the entire contract between the parties. There are no oral representations by either party.

     21. MODIFICATION. No provision of this Agreement can be modified except in writing, signed by each party. IN WITNESS WHEREOF, the parties execute this Agreement on this _____ day of _________________________________.




Signed, sealed, and delivered in the presence of:


                                                BY                        (SEAL)
--------------------------------------------      -----------------------------
                                                  PRESIDENT
--------------------------------------------      DIRECT DENTAL SERVICES, INC.


Signed, sealed, and delivered in the presence of:

                                                BY                        (SEAL)
--------------------------------------------      -----------------------------
                                                  DENTIST
--------------------------------------------





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METHOD OF PAYMENT (Please check appropriate boxes)


|_|      Check(s)

   |_|   Mail 4 checks for $_____ dated one month apart
   |_|   Mail 2 checks for $_____ dated two months apart


|_|      Credit Card

   |_|   Mastercard
   |_|   Visa
   |_|   American Express

|_|      Charge 4 payments of $_____ for four consecutive months
|_|      Charge 2 payments of $_____ two months apart

Acct #                                               Expiration
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Signature
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